AMENDMENT NO. 1 TO
                             CREDIT AGREEMENT

     THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") dated as of May 30, 1997, by and among RUBY TUESDAY, INC., a Georgia corporation, formerly known as Ruby Tuesday (Georgia), Inc. (the "Borrower"), SUNTRUST BANK, ATLANTA, ("SunTrust"), AMSOUTH BANK OF ALABAMA, WACHOVIA BANK OF GEORGIA, N.A., FIRST AMERICAN NATIONAL BANK, BARNETT BANK, N.A., formerly known as Barnett Bank of Jacksonville, N.A. and HIBERNIA NATIONAL BANK (collectively, the "Lenders") and SUNTRUST BANK, ATLANTA, as agent and administrative agent for the Lenders (in such capacity, the "Agent" and "Administrative Agent").


                            W I T N E S S E T H:

     WHEREAS, Borrower, the Lenders, the Agent and the Administrative Agent are parties to a certain Credit Agreement dated as of March 6, 1996 (as heretofore amended or modified, the "Credit Agreement"; defined terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement);

     WHEREAS, Borrower has requested, and the Lenders have agreed, that the Credit Agreement be amended to make certain modifications to the covenants set forth therein and the related definitions, all as more specifically set forth below;

     WHEREAS, the parties wish to amend the Credit Agreement to reflect this agreement;

    NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

     1. Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order, as follows:


     ""Franchisee Loan Program" shall mean that transaction evidenced by
(i) that certain Loan Facility Agreement dated as of May 30, 1997 by and among the Borrower, SunTrust Bank, Atlanta, as servicer and the other financial institutions party thereto wherein the Borrower has guaranteed, to the extent set forth therein, certain obligations of franchisees of the Borrower, and (ii) the other "Operative Documents" (as such term is defined therein) executed by the Consolidated Companies in connection therewith.

     "LIBOR Lease Transaction" shall mean, collectively, (a) that transaction evidenced by (i) that certain Lease Agreement, dated as of May 30, 1997, by and between Borrower, as lessee and Atlantic Financial Group, LLP, as lessor, (ii) that certain Participation Agreement, dated as of May 30, 1997 by and among Borrower, Atlantic Financial Group, LLP, SunTrust Bank, Atlanta, as agent and the other financial institutions named therein and (iii) the other Operative Documents (as such term is defined in such Participation Agreement) executed by the Consolidated Companies in connection therewith and (b) certain similar lease transaction entered into hereafter by the Consolidated Companies with a syndicate of lenders agented by SunTrust Bank, Atlanta providing an aggregate amount of financing to the Consolidated Companies in the approximate amount of $75,000,000."

     "Standard & Poor's" shall mean Standard & Poor's Rating Service, a division of The McGraw-Hill Companies.

     2. Section 1.01 of the Credit Agreement is hereby amended by deleting the existing definitions of "Consolidated Net Worth", "Funded Debt" and "Rental Obligations" and substituting therefor the following:

     "Consolidated Net Worth" shall mean the shareholders' equity of the Borrower and its Subsidiaries calculated in accordance with GAAP, less treasury stock.

     "Funded Debt" shall mean, as applied to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendable at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Debt shall include, as at any date of determination, any portion of such Indebtedness outstanding on such date which matures on demand or within one year from such date (whether by sinking fund, other required prepayment, or final payment at maturity) and shall also include
(i) all Indebtedness of such Person for borrowed money under a line of credit, guidance line, revolving credit, bankers acceptance facility or similar arrangement for borrowed money, including, without limitation, all unpaid drawings under letters of credit and unreimbursed amounts pursuant to letter of credit reimbursement agreements, regardless of the maturity date thereof, and (ii) as of any date of determination with respect to the Borrower, the aggregate guaranty obligations of the Borrower calculated as of such date (without giving effect to any liability of the Borrower on any subsequent date) pursuant to the Franchise Loan Program, regardless of the maturity date thereof. In addition, there shall also be included in Funded Debt the present value of all minimum lease commitments to make payments with respect to operating leases of such Person, determined based upon a discount rate of 10% in accordance with discounted present value analytical methodology, and with respect to the Borrower, shall include the rental obligations of the Borrower arising pursuant to the LIBOR Lease Transaction assuming, for the purposes of such calculation regardless of the Borrower's actual election pursuant to the documents executed in connection therewith, that the Borrower has exercised and will exercise all optional extensions thereof and will exercise its option to remarket the leased properties at the end of the lease term.

     "Rental Obligations" shall mean, with reference to any period, the aggregate amount of all rental obligations for which the Consolidated Companies are directly or indirectly liable (as lessee or as guarantor or other surety but without duplication) under all leases in effect at any time during such period (other than operating leases for motor vehicles, computers, office equipment and other similar items used in the ordinary course of business of the Consolidated Companies), including all such amounts for which any Person was liable during the period immediately prior to the date such Person became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower or a Subsidiary of the Borrower, as determined in accordance with GAAP and expressly including all rental obligations arising pursuant to the LIBOR Lease Transaction (excluding supplemental or contingent lease obligations thereunder).

     3. Section 8.01 of the Credit Agreement is hereby amended by deleting subsection (e) thereof in its entirety and substituting the following in lieu thereof:

     "(e)     Indebtedness of Borrower or any of its Subsidiaries arising under (i) Interest Rate Contracts, (ii) the Franchisee Loan Program, and
(iii) to the extent constituting Indebtedness, the LIBOR Lease
Transaction;"

     4. Section 8.02 of the Credit Agreement is hereby amended by deleting subsection (b) thereof in its entirety and substituting the following in lieu thereof:

     "(b)     any Lien on any property and proceeds thereof securing
Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property (other than the proceeds of such property), including any Lien arising pursuant to the LIBOR Lease Transaction;"

     5. Section 8.02 of the Credit Agreement is hereby further amended by deleting the last proviso thereof in its entirety and substituting the following in lieu thereof:

     "provided that, the aggregate amount of Indebtedness secured by Liens permitted pursuant to this Section 8.02, excluding Indebtedness, if any, arising pursuant to the LIBOR Lease Transaction, shall at no time exceed 15% of the Consolidated Net Worth of the Borrower calculated as of the last day of the most recently ended fiscal quarter of the Borrower."

     6. Section 8.04 of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and substituting the following in lieu thereof:

     "(a)     Investments in Subsidiaries of Borrower existing as of the
Closing Date and Investments in franchisees of Borrower arising pursuant to the Franchisee Loan Program;"


     SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written (the "Effective Date") on the first day when all of the foregoing shall have occurred:

     1. This Amendment shall have been executed and delivered by Borrower and the Lenders to the Agent; and

     2. All conditions precedent to the effectiveness of the Franchisee Loan Program and the LIBOR Lease Transaction shall have been fulfilled or waived and the Administrative Agent shall be satisfied that such transactions are in full force and effect.


     SECTION 3.     Representations and Warranties of Borrower.
Borrower, without limiting the representations and warranties provided in the Credit Agreement, represents and warrants to the Lenders and the Agent as follows:

     1. The execution, delivery and performance by Borrower of this Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Borrower or any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

     2. This Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

     3. No Default or Event of Default has occurred and is continuing as of the Effective Date.


     SECTION 4. Survival. Each of the foregoing representations and warranties and each of the representations and warranties made in the Credit Agreement shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lenders or the Agent or the Administrative Agent.


     SECTION 5. No Waiver, Etc. Borrower hereby agrees that nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement. Borrower hereby further agrees that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lenders. In addition, Borrower acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against any Lender with regard to any of the obligations due under the terms of the Credit Agreement as of the date of this Amendment.


     SECTION 6. Affirmation of Covenants. Borrower hereby affirms and restates as of the date hereof all covenants set forth in the Credit Agreement, as amended hereby, and such covenants are incorporated by reference herein as if set forth herein directly.


     SECTION 7. Ratification of Credit Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement as amended herein. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.


     SECTION 8. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.


     SECTION 9. Costs, Expenses and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses of the Agent and the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Administrative Agent with respect thereto and with respect to advising the Agent and the Administrative Agent as to its rights and responsibilities hereunder and thereunder. In addition, Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent, the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.


     SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.


     SECTION 11. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.


     SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.
[Signatures Set Forth on Next Page]



IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.


                             RUBY TUESDAY, INC.


                             By:
                             Name:
                             Title:



                             [CORPORATE SEAL]

STATE OF GEORGIA
COUNTY OF


Signed, sealed and delivered
in the presence of:


Notary Public

Date Executed by Notary:


My commission expires:


[NOTARIAL SEAL]
SUNTRUST BANK, ATLANTA,

individually and as Agent and Administrative

Agent



By:

Name:

Title:


By:

Name:

Title:



AMSOUTH BANK OF ALABAMA



By:

Name:

Title:



WACHOVIA BANK OF GEORGIA, N.A.



By:

Name:

Title:



FIRST AMERICAN NATIONAL BANK



By:

Name:

Title:



BARNETT BANK, N.A., formerly known as
  BARNETT BANK OF JACKSONVILLE, N.A.



By:

Name:

Title:



HIBERNIA NATIONAL BANK



By:

Name:

Title: